Exhibit 1.3

PURCHASE AGREEMENT

[●], [●]

Total Capital Canada Ltd.

2900, 240 — 4th Avenue S.W.

Calgary, Alberta, T2P 4H4

Canada

TOTAL S.A.

Tour Coupole 2, place Jean Millier

Arche Nord Coupole/Regnault

92078 Paris La Défense Cedex

France

Ladies and Gentlemen:

The underwriter(s) named in Schedule I hereto (such underwriter(s) being herein called the “Reselling Purchaser(s)”) understand(s) that Total Capital Canada Ltd. (the “Company”) and TOTAL S.A. (the “Guarantor”) propose to issue and sell the debt securities of the Company specified in Schedule V hereto (the “Offered Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell, and each Reselling Purchaser(s) [severally] agrees to purchase, the aggregate principal amount of the Offered Securities set forth opposite [its] [each Reselling Purchaser’s] name in Schedule I hereto at [●]% of their principal amount plus accrued interest, if any, from [●], [●] to the date of payment and delivery:

The Reselling Purchaser(s) will pay for such Offered Securities upon delivery thereof at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004 or through the facilities of The Depository Trust Company at 10:00 A.M. (New York time) on [●], [●] (the “Closing Date”), or at such other time as shall be agreed upon between us.

Unless otherwise expressly specified herein, all of the provisions contained in the document entitled Total Capital Canada Ltd. Purchase Agreement Standard Provisions (2018 Edition) (the “Standard Provisions”) attached as Annex A hereto are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined. Schedule II(a) hereto lists each Permitted Free Writing Prospectus agreed pursuant to Article V(a) of the Standard Provisions and Schedule II(b) hereto lists any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Purchase Agreement. Schedule III hereto lists the selling restrictions applicable to the distribution and sale of the Offered Securities. Schedule IV lists all documents that the Company, the Guarantor and the Reselling Purchaser(s) agree are to be included in the Pricing Disclosure Package. The final term sheet prepared in accordance with Article V(c) of the Standard Provisions is attached hereto as Schedule V.

For purposes of this Purchase Agreement and the Standard Provisions, the “Applicable Time” is [●]:[●] [A/P].M. New York time on the date hereof.

[All provisions of this Agreement, including those incorporated by reference, that require that notices or documents be furnished to each “Purchaser” or “Reselling Purchaser”, or that each “Purchaser” or “Reselling Purchaser” provide its authorization or consent, shall be deemed to have been satisfied if such notices or documents are furnished to, or such consent or authorization is provided by, [Lead Manager(s)], on behalf of each “Purchaser” or “Reselling Purchaser”.][To be used in the event of a syndicated offering.]

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IN WITNESS WHEREOF, the parties hereto have, by duly authorized directors, officers or attorneys-in-fact, executed this Agreement as of the date first above written.

TOTAL CAPITAL CANADA LTD.

By:
Name:
Title:

TOTAL S.A.

By:
Name:
Title:

[RESELLING PURCHASER(S)]

[Reselling Purchaser(s)]

SCHEDULE I TO PURCHASE AGREEMENT

Reselling Purchaser	Principal Amount of Offered Securities
[●]	$	[●	]

Total	$	[●	]

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SCHEDULE II TO PURCHASE AGREEMENT

(a)	Permitted Free Writing Prospectuses agreed pursuant to Article V(a) of the Standard Provisions

Issuer Free Writing Prospectuses

Final Term Sheet attached to the Purchase Agreement as Schedule V

[●]

(b)	Additional documents incorporated by reference

[●]

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SCHEDULE III TO PURCHASE AGREEMENT

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a Member State), each Reselling Purchaser has represented and agreed that it has not made and will not make an offer of the Offered Securities to the public in any Member State, except that it may make an offer of the Offered Securities to the public in any Member State at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive; or

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the initial purchasers for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive provided, that no such offer of the Offered Securities shall require us or any of the Reselling Purchasers to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of Offered Securities to the public in relation to any Offered Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Member State.

MIFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Offered Securities has led to the conclusion that: (i) the target market for the Offered Securities is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Offered Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Offered Securities (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Offered Securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Each of the Reselling Purchasers agrees that a determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any Reselling Purchaser subscribing for any Offered Securities is a manufacturer in respect of such Offered Securities, but that, otherwise, no Reselling Purchaser nor any of their respective affiliates will be a manufacturer for the purpose of the MIFID Product Governance Rules.

This European Economic Area selling restriction is in addition to the other selling restrictions set out below.

France

The Reselling Purchaser(s) agree(s) that the Offered Securities are being issued outside of France. Each Reselling Purchaser hereby represents, warrants and agrees that:

(a)	no prospectus (including any amendment, supplement or replacement thereto) or any other offering material in connection with the offering of the Offered Securities has been submitted to the clearance procedures of the Autorité des marchés financiers or of the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers;

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(b)	it has not offered or sold and will not offer or sell, directly or indirectly, the Offered Securities to the public in France, and has not released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the Offered Securities, the Prospectus or any other offering material relating to the Offered Securities, and that such offers, sales and distributions have been and shall be made in France only (i) to qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, and as provided in Articles L. 411-2, D. 411-1 to D. 411-4, D. 744-1, D. 754-1 and D. 764-1 of the French Code monétaire et financier, or (ii) to investment services providers authorized to engage in portfolio management on behalf of third parties, or (iii) in a transaction that, in accordance with Article L.411-2-I-1° -or-2° -or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute an offer of securities to the public (offre au public de titres financiers); and

(c)	the Offered Securities may be resold only in compliance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier.

United Kingdom

Each Reselling Purchaser hereby represents, warrants and agrees that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Securities in, from or otherwise involving the United Kingdom.

Canada

Each Reselling Purchaser hereby represents, warrants and agrees:

(a)	not to trade any Offered Securities to any person or company in Canada except: (i) pursuant to an exemption from the prospectus requirement under securities legislation in the applicable jurisdiction of Canada; or (ii) if the conditions to resale set out in subsection 2.5(2) of National Instrument 45-102 of the Canadian Securities Administrators are satisfied;

(b)	that it will not trade any Offered Securities to a person or company in Canada unless such Reselling Purchaser is registered as a dealer as required under the securities legislation of the applicable jurisdiction in Canada or can rely on an exemption from the dealer registration requirements under securities legislation in the applicable jurisdiction of Canada;

(c)	that it will deliver, to each dealer who purchases any Offered Securities from the Reselling Purchaser (a “Subsequent US Dealer”), a notice stating in substance that, by purchasing such Offered Securities, the Subsequent US Dealer represents and agrees not to trade the Offered Securities to a person or company in Canada in contravention of securities legislation in any jurisdiction in Canada and to require each dealer to which it sells Offered Securities to deliver to each other dealer to which it sells Offered Securities a notice containing a statement substantially similar to that described above; and

(d)	upon request by the Company, it will provide a certificate to the Company and to staff of the Alberta Securities Commission to the effect that it has not, to the best of its knowledge, sold Offered Securities to a person or company in Canada except as provided for above and that it has complied with the provisions of (a) and (b) above.

[Add other selling restrictions, if appropriate.]

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SCHEDULE IV TO PURCHASE AGREEMENT

Pricing Disclosure Package

Pricing Prospectus

Final Term Sheet attached to the Purchase Agreement as Schedule V

[●]

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SCHEDULE V TO PURCHASE AGREEMENT

Final Term Sheet

TOTAL CAPITAL CANADA LTD.

(A wholly-owned subsidiary of TOTAL S.A.)

$[●][●] % Guaranteed Notes Due [●]

Guaranteed on an unsecured, unsubordinated basis by

TOTAL S.A.

Issuer Guarantee	Total Capital Canada Ltd. Payment of the principal of, premium, if any, and interest on the notes is guaranteed by TOTAL S.A.

Format	SEC-registered global notes

Title	[●]

Total initial principal amount being issued	$[●]

Issue price	[●]%

Pricing date	[●]

Expected settlement date	[●](T+[●])

Maturity date Day count Day count convention Optional redemption terms	[●], unless earlier redeemed [30/360] Following, unadjusted Make-whole call at Treasury Rate plus [●] basis points Tax call at par

Interest rate	[●]% per annum

Benchmark Treasury	[●]% due [●]

Benchmark Treasury Price	[●]-[●]

Benchmark Treasury Yield	[●]%

Spread to Benchmark Treasury	[●] bps

Yield to Maturity	[●]%

Date interest starts accruing Interest payment dates	[●] Each [●] and [●]

First interest payment date	[●]

Regular record dates for interest	Each [●] and [●]

Trustee Listing Denominations Expected ratings of the notes

The Bank of New York Mellon

None

$[●] and increments of $[●]

Moody’s: [●]

Standard & Poor’s: [●]

Ratings are not a recommendation to purchase, hold or sell notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based upon current information furnished to the rating agencies by Total Capital Canada Ltd. and TOTAL S.A. and information obtained by the rating agencies from other sources. The ratings are only accurate as of the date thereof and may be changed, superseded or withdrawn as a result of changes in, or unavailability of, such information, and therefore a prospective purchaser should check the current ratings before purchasing the notes. Each rating should be evaluated independently of any other rating.

CUSIP / ISIN	[●]/[●]

Selling restrictions Managers	European Economic Area, France, UK, Canada, [Other] [●]

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[Other terms]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free +[●].

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ANNEX A TO THE PURCHASE AGREEMENT

TOTAL CAPITAL CANADA LTD.

PURCHASE AGREEMENT STANDARD PROVISIONS

(2018 Edition)

From time to time, Total Capital Canada Ltd., a corporation incorporated under the laws of Alberta, Canada (the “Company”), may enter into one or more purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein (each a “Purchaser”). The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (each a “Purchase Agreement”). The Purchase Agreement relating to any particular sale of Offered Securities, including the provisions incorporated therein by reference, is herein referred to as this “Agreement”. Unless otherwise defined herein, terms defined in such Purchase Agreement are used herein as defined in the Purchase Agreement.

I.

The Company proposes to issue debt securities (the “Securities”) from time to time pursuant to the provisions of an Indenture to be entered into among the Company, TOTAL S.A. (the “Guarantor”) and The Bank of New York Mellon, as trustee (the “Trustee”), on or before the Closing Date (as defined below). Pursuant to the Indenture, the Guarantor will guarantee payment of the principal of (and premium, if any) and interest on the Securities (the obligations of the Guarantor in respect of any Offered Securities is referred to as the “Guarantee”). The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices and redemption and other terms.

II.

If a Purchaser advises the Company and the Guarantor in the Purchase Agreement that it intends to resell the Offered Securities, the Company and the Guarantor will provide assistance as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Articles V, VII, VIII, X and XI of this Agreement will apply only to a Purchaser advising the Company and the Guarantor in accordance with the first sentence of this Article II (a “Reselling Purchaser”).

III.

Payment for the Offered Securities shall be made by wire transfer or by certified or official bank check or checks payable to the order of the Company in immediately available Federal funds or in New York Clearing House funds as agreed to by the parties and at the time and place set forth in the Purchase Agreement, upon delivery to the Purchaser of the Offered Securities registered in such names and in such denominations as the Purchaser shall request in writing not less than one full business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the “Closing Date”.

IV.

The Company and the Guarantor jointly and severally represent and warrant to, and agree with each Purchaser, as of the date of the Purchase Agreement, that:

(a)	An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 (File No. 333-[●]) relating to the Securities to be issued from time to time by the Company has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the applicable Pricing Prospectus; such registration statement and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company and the Guarantor, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by either the Company or the Guarantor. For purposes of this Agreement:

(i)	the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Purchase Agreement relating to the Offered Securities, is hereinafter referred to as the “Base Prospectus”;

(ii)	any preliminary form of prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as a “Preliminary Prospectus”;

(iii)	the various parts of such registration statement, including all exhibits thereto (but excluding Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively referred to as the “Registration Statement”;

(iv)	the Base Prospectus, as amended and supplemented (by any Preliminary Prospectus or otherwise) immediately prior to the Applicable Time (as defined in the applicable Purchase Agreement with respect to the Offered Securities), is hereinafter referred to as the “Pricing Prospectus”;

(v)	the form of the final prospectus relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Article VII(a) hereof is hereinafter referred to as the “Prospectus”;

(vi)	any reference in this Agreement to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of such prospectus;

(vii)	any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be;

(viii)	any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report or Form 6-K of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and

(ix)	the “Applicable Time” is the time specified as such in the applicable Purchase Agreement.

(b)	No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein.

(c)	The Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Article V(c) hereof and any Issuer Free Writing Prospectus listed in Schedule IV to the applicable Purchase Agreement (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus agreed pursuant to Article V(a) hereof and listed on Schedule II(a) to the applicable Purchase Agreement does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by, and taken together with, the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither the Company nor the Guarantor has used any Issuer Free Writing Prospectuses other than those listed on Schedule II(a) and Schedule IV to the applicable Purchase Agreement; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein.

(d)	The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the Purchase Agreement and prior to the execution of the Purchase Agreement, except as set forth on Schedule II(b) to the Purchase Agreement.

(e)	The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein.

(f)	The Company is validly subsisting as a corporation and in good standing under the laws of Alberta, Canada. The Guarantor is validly existing as a société anonyme and in good standing under the laws of France. Each of the Company and the Guarantor has all the requisite power and authority to execute, deliver and perform its obligations under the Offered Securities, the Purchase Agreement, the Indenture, and in the case of the Guarantor, the Guarantee.

(g)	The Guarantor has taken all necessary corporate action required by its statuts and by the laws of France to authorize the execution of the Purchase Agreement, the Indenture, and the Guarantee. The Company has taken all necessary corporate action required by its articles of incorporation, its by-laws and by the Business Corporations Act (Alberta) to authorize the execution of the Purchase Agreement and the Indenture and the issuance and sale of the Offered Securities.

(h)	The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(i)	The Indenture, when executed and delivered, will be duly authorized, executed and delivered by each of the Company and the Guarantor and will constitute a valid and legally binding obligation of the Company and the Guarantor, and the Indenture has been duly qualified under the Trust Indenture Act.

(j)	The Offered Securities to be issued by the Company and the Guarantee to be issued by the Guarantor have been duly authorized, and when issued, delivered and authenticated, as provided in the Indenture, will be duly and validly issued and will constitute legal, valid and binding obligations enforceable against the Company and the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and entitled to the benefits of the Indenture.

(k)	The Offered Securities to be issued by the Company will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The obligations of the Guarantor in respect of the Guarantee will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.

(l)	No consent, approval, authorization or order of, or filing with, any regulatory authority in the United States of America, France or Canada is legally required for the execution of the Indenture, the issuance and sale of the Offered Securities to the Purchasers pursuant to the Purchase Agreement or the execution of the Guarantee by the Guarantor, other than the filings with, and the orders of, the Commission in connection with the registration of the Offered Securities and the Guarantee under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, and a filing with, and an order from, applicable Canadian securities regulators in respect of the qualification of the Trustee under the Indenture under the Business Corporations Act (Alberta), except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

(m)	Neither the execution of the Purchase Agreement and the Indenture, nor the issuance of the Offered Securities or the Guarantee, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Company and the Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets, or (ii) violate or result in a breach or a default under any of the terms of its statuts or articles of incorporation, as applicable, certificate of incorporation, by-laws and similar documents, any contract or instrument to which it is a party or by which it or its property is bound, or, subject to the receipt by the Company of an order from applicable Canadian securities regulators in respect of the qualification of the Trustee under the Indenture under the Business Corporations Act (Alberta), any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which it is subject or by which it or its property is bound, which breach or default would have a material adverse effect on its condition (financial or otherwise) or operations or its ability to perform its obligations under the Purchase Agreement, the Offered Securities, the Indenture or the Guarantee, or the validity of the Offered Securities.

(n)	Except as disclosed in the Pricing Prospectus and the Prospectus, there is no litigation or governmental proceeding pending, or to its actual knowledge threatened, against or affecting the Guarantor or any of its subsidiaries that would result in a material adverse change in its condition (financial or otherwise) or operations or its ability to perform its obligations under the Purchase Agreement, the Offered Securities issued by the Company, the Indenture, or, in the case of the Guarantor, the Guarantee.

(o)	Neither the Company nor the Guarantor is an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)	The statements set forth in the Pricing Prospectus and the Prospectus under the heading “Tax Considerations”, to the extent that they purport to summarize certain provisions of the United States federal income tax law and regulations, the French tax law and regulations or the Canadian federal income tax law and regulations, constitute a fair summary of such provisions in all material respects.

(q)	Except as described in the Pricing Prospectus and the Prospectus, there are no withholding taxes or stamp or other similar issuance or transfer taxes or duties imposed or payable in France, Canada or the United States or any political subdivision or taxing authority thereof or therein by or on behalf of the Purchasers in connection with (A) the issuance, sale and delivery of the Offered Securities to or for the account of the Reselling Purchasers in the manner contemplated in the Purchase Agreement or (B) the sale and delivery by the Reselling Purchasers of the Offered Securities to the purchasers thereof in connection with the distribution of the Offered Securities in the manner contemplated in the Purchase Agreement (provided such sale and delivery is not recorded in a deed registered in France).

(r)	Interest payments made by the Company in respect of the Offered Securities and by the Guarantor in respect of the Guarantee may be made to holders of Securities that are not Shareholders of the Company without withholding or deduction for or on account of any taxes, duties, assessments or charges of whatever nature imposed or levied by or on behalf of the French Republic or any political subdivision or authority thereof or therein provided that they are not paid to a person incorporated, domiciled, established, acting through a branch or to an account opened in a non-cooperative State or territory within the meaning of article 238-0 A of the French tax code (Code général des impôts), as amended from time to time.

(s)	Provided that the holders of the Securities deal, at all relevant times, with the Company and the Guarantor at arm’s length, within the meaning of the Income Tax Act (Canada), interest payments made by the Company in respect of the Offered Securities and by the Guarantor in respect of the Guarantee may be made to holders of Securities without withholding or deduction for or on account of any taxes, duties, assessments or charges of whatever nature imposed or levied by or on behalf of Canada or any political subdivision or authority thereof or therein.

(t)	(i) At the time of the filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time either of the Company or the Guarantor or any person acting on its behalf (within the meaning of, for this clause only, Rule 163(c) under the Securities Act) made any offer relating to the Offered Securities in reliance on the exemption provided by Rule 163, each of the Company and the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405.

(u)	(i) At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and (ii) at the date of the Purchase Agreement, neither the Company nor the Guarantor was, nor is, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(v)	Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, neither the Company nor the Guarantor nor, to the best of the knowledge of the Company or the Guarantor, any of their respective subsidiaries or their respective directors, officers or employees acting on behalf of the Company or the Guarantor, has engaged in any activity or conduct which would violate in any material respect the U.S. Foreign Corrupt Practices Act or (ii) any other applicable anti-bribery or anti-corruption law or regulation, and the Company and the Guarantor have instituted and maintain policies and procedures reasonably designed to prevent violation of such laws, regulations and rules.

(w)	Except as otherwise disclosed to the Reselling Purchasers, none of the Company, the Guarantor, any of their respective subsidiaries or, to the best of the knowledge of the Company or the Guarantor, any of their respective directors or officers is a person or entity with whom dealings are restricted or prohibited by Sanctions, and the Company will not directly or indirectly use the proceeds from any offering of Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, or other person or entity, in any manner that would result in a violation of Sanctions, and the Company and the Guarantor have instituted and maintain policies and procedures reasonably designed to prevent violation of Sanctions. “Sanctions” under this provision means any economic sanctions (i) which are administered by (x) the United States, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), (y) the European Union or (z) the United Nations, and (ii) which are applicable at the time the representations and warranties under this Article IV(v) are made.

(x)	Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, the operations of the Company, the Guarantor and their respective subsidiaries are and have been conducted in compliance with money laundering statutes and the rules and regulations thereunder to the extent applicable to the Company and the Guarantor (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental entity, authority or body or any arbitrator or non-governmental authority involving the Company, the Guarantor or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company and the Guarantor’s knowledge and belief, threatened that would result in a material adverse effect in the condition (financial or otherwise) or operations of the Guarantor and its consolidated subsidiaries, taken as a whole.

V.

(a)	Each of the Company and the Guarantor represents and agrees that, unless it obtains the prior consent of the Reselling Purchasers, and each Reselling Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Guarantor, in each case except for the final term sheet prepared and filed pursuant to Article V(c) hereof, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act. Any such free writing prospectus consented to by the Company, the Guarantor and the Reselling Purchasers is hereinafter referred to as a “Permitted Free Writing Prospectus” and, if prior to the date of the Purchase Agreement, is listed on Schedule II(a) to the Purchase Agreement.

(b)	Each of the Company and the Guarantor represents that it has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission (or retention where required) and legending.

(c)	The Company and the Guarantor will prepare a final term sheet relating to the Offered Securities (attached to the Purchase Agreement as Schedule V), containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Reselling Purchasers, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Each of the Company and the Guarantor consents to the use by any Reselling Purchaser of a free writing prospectus that contains substantially only (i) information describing the preliminary terms of the Offered Securities or their offering or (ii) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company and the Guarantor contemplated in the first sentence of this subsection (including, for purposes of subsections (i) and (ii), any such information that is transmitted via Bloomberg screen notice).

(d)	If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, (i) the Company or the Guarantor has promptly notified or will promptly notify the Reselling Purchasers and (ii) the Company or the Guarantor has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this provision shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

VI.

The obligations of each Purchaser hereunder are subject to the following conditions:

(a)	No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; there shall have been no material adverse change in the condition of the Guarantor and its subsidiaries taken as a whole, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; and the Purchaser shall have received, on the Closing Date, certificates dated the Closing Date and signed by officers of the Company and the Guarantor or other duly authorized persons, to the foregoing effect and to the effect that the representations and warranties of the Guarantor and Company are true and correct as of the Closing Date. The officers or other persons making such certificates may each rely upon the best of their knowledge as to proceedings pending or threatened. The final term sheet contemplated by Article V(c) hereof, and any other material required to be filed by the Company and/or the Guarantor pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(b)	The Purchaser shall have received on the Closing Date an opinion or opinions of the General Counsel or Associate General Counsel of the Guarantor or other counsel reasonably satisfactory to the Purchaser, as to certain matters of French, New York and United States federal law, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(c)	The Purchaser shall have received on the Closing Date an opinion in respect of the Company of Canadian counsel reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(d)	The Purchaser shall have received on the Closing Date an opinion and disclosure letter of counsel for the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

(e)	The Purchaser shall have received on each of the date of pricing of Offered Securities and the Closing Date a letter from the independent auditors for the Guarantor, dated the date of pricing of Offered Securities and the Closing Date, respectively, to the effect set forth in Exhibit C hereto.

(f)	Since the date of the Purchase Agreement, no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g)	On or prior to the Closing Date, the Company shall have furnished to the Purchaser such further available information and certificates as the Purchaser may reasonably request.

VII.

In further consideration of the agreements contained herein of any Reselling Purchaser, the Company and the Guarantor covenant to such Reselling Purchaser as follows:

(a)	To prepare and file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of the Purchase Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus after the date of the applicable Purchase Agreement and prior to the Closing Date which shall have been reasonably disapproved by the Reselling Purchasers promptly after reasonable notice thereof (which notice the Company and the Guarantor undertake to provide); to advise the Reselling Purchasers, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish to any Reselling Purchaser with copies thereof; to file promptly all reports required to be filed by the Company or the Guarantor with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered Securities, and during such same period to advise the Reselling Purchasers, promptly after the Company or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus or free writing prospectus relating to the Offered Securities, of the suspension of the qualification of such Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information, and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus or free writing prospectus relating to the Offered Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)	If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement any of the Securities remain unsold by the Reselling Purchasers, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities in a form satisfactory to the Reselling Purchasers. If at the Renewal Deadline the Company or the Guarantor is no longer eligible to file an automatic shelf registration statement, the Company and the Guarantor will, if they have not already done so, file a new shelf registration statement relating to the Securities in a form satisfactory to the Reselling Purchasers and will use reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline, and it will take all other action necessary to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the Registration Statement shall include any such new automatic shelf registration statement or any such new shelf registration statement, as the case may be.

(c)	To furnish the Reselling Purchasers with a copy of the signed Registration Statement (including exhibits thereto) and with copies of the Prospectus, as amended or supplemented, in such quantities as the Reselling Purchasers may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act and the Trust Indenture Act, to notify the Reselling Purchasers and upon their request to file such document and to prepare and furnish to each Reselling Purchaser and to any dealer in securities as many copies as the Reselling Purchasers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)	To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States of America as the Reselling Purchaser shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions in the United States of America as the Reselling Purchaser may designate.

(e)	As soon as practicable after the date of each Purchase Agreement, to make generally available to the Guarantor’s and the Company’s securityholders an earnings statement covering a period of at least 12 months beginning after the date of such Purchase Agreement and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder).

(f)	During the period beginning on the date of this Agreement and terminating after the number of days, if any, indicated under “Restriction on Additional Sales” in the Purchase Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Reselling Purchaser.

(g)	If there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, to notify promptly the Reselling Purchaser so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

VIII.

The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus (if used within the period set forth in paragraph (c) of Article VII hereof and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein.

Each Reselling Purchaser severally agrees to indemnify and hold harmless the Company and the Guarantor, their directors, their officers who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Reselling Purchaser, but only with reference to information relating to such Reselling Purchaser furnished in writing by such Reselling Purchaser expressly for use in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such other person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Reselling Purchaser in the case of parties indemnified pursuant to the second preceding paragraph and by the Company or the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VIII is unavailable to an indemnified party other than as a result of the proviso to the first paragraph of Article VIII or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total commissions, if any, received by the Reselling Purchaser in respect thereof. If there are no commissions allowed or paid by the Company or the Guarantor to the Reselling Purchaser in respect of the Offered Securities, the relative benefits received by the Reselling Purchaser in the preceding sentence shall be the difference between the price received by such Reselling Purchaser upon resale of the Offered Securities and the price paid for such Offered Securities pursuant to the Purchase Agreement. The relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Reselling Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Reselling Purchaser agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold to the public by such Reselling Purchaser were offered to the public exceeds the amount of any damages which such Reselling Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Offered Securities.

Each of the Guarantor and the Company agrees that any legal suit, action or proceeding brought by any Reselling Purchaser to enforce the indemnity agreements contained in this Article VIII may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Guarantor and the Company has designated and appointed Corporation Service Company (or any successor corporation) as the authorized agent of each of the Guarantor and the Company to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 1180 Avenue of the Americas, Suite 210, New York, NY 10036 (or such other address in the Borough of Manhattan, The City of New York, as the Guarantor or the Company, as applicable, may designate by written notice to you), shall be deemed in every respect effective service of process upon the Guarantor or the Company, as applicable, in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Guarantor or the Company, as applicable, whether or not the Guarantor or the Company, as applicable, shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the principal of and interest on the Offered Securities and all other sums owing by the Company or the Guarantor to holders of the Offered Securities in accordance with the provisions of the Offered Securities and the Indenture have been paid in full by the Company or the Guarantor in accordance with the provisions thereof. Each of the Guarantor and the Company agrees to take all action as may be necessary to continue the designation and appointment of Corporation Service Company or any successor corporation in full force and effect so that the Guarantor shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

IX.

Any payments to any Purchaser hereunder (each Purchaser is hereinafter referred to in this Article IX as a “Payee”) shall be in United States dollars and shall be payable free and clear of, and without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments, levies and other governmental charges of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of France, Canada or any other jurisdiction from which such payments are made, or any territory or political subdivision thereof, unless such deduction or withholding is required by law (“Foreign Taxes”). If by operation of law or otherwise, Foreign Taxes are required to be deducted or withheld from any amounts payable to a Payee, the Company or the Guarantor, as the case may be, agrees to pay such additional amounts to each Payee (the “Additional Amounts”) as may be necessary to ensure that the net amount actually received by the Payee, after deduction of any Foreign Taxes imposed with respect to the payment of such Additional Amounts, shall equal the amount the Payee would have received if Foreign Taxes had not been deducted or withheld from such payment; provided, however, that no Additional Amounts shall be so payable for or on account of: (i) any Foreign Taxes which would not have been imposed but for the fact that any Payee had a present or former personal or business connection with France, Canada or any other jurisdiction from which payments are made, or any territory or political subdivision thereof other than the mere ownership of, or receipt of payment under, the Offered Securities; (ii) any Foreign Taxes which would not have been imposed if the Payee dealt at arm’s length, within the meaning of the applicable taxing legislation, with the Company and the Guarantor; (iii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or (iv) any Foreign Taxes which are payable otherwise than by withholding or deduction.

The Company and the Guarantor, jointly and severally, agree to indemnify each Purchaser against any loss incurred by any such Purchaser as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Payee upon receipt of the Judgment Currency could have purchased United States dollars with the amount of Judgment Currency actually received by such Payee. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

X.

This Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to the Company and the Guarantor, if prior to the Closing Date (i) trading in securities generally or trading in the Guarantor’s securities on either Euronext Paris or the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York, Canada or France shall have been declared by either Federal, New York State, Canadian or French authorities or a material disruption in commercial banking or securities settlement or clearance services within the United States or the European Union shall have occurred or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States, Canada or the European Union is such as to make it, in the judgment of such Reselling Purchaser, impracticable to resell the Offered Securities.

XI.

Without prejudice to the provisions of Article VII(d) and Article XIII hereof, the Reselling Purchasers jointly agree to pay all expenses incident to the issuance of the Offered Securities (other than fees of counsel to and the independent auditors of the Company and Guarantor related to such issuance), including but not limited to:

(a)	the fees and disbursements of the counsel to the Reselling Purchasers in connection with the issuance of the Offered Securities;

(b)	the fees and expenses incurred in connection with the approval by The Depository Trust Company and other clearing and settlement organizations for the clearance through their respective systems; and

(c)	all documented out-of-pocket expenses incurred by the Reselling Purchasers.

XII.

Notwithstanding the provisions of Article XI hereof, the Company and the Guarantor jointly agree to pay the following expenses incident to the issuance of the Offered Securities:

(a)	the Commission filing fees;

(b)	the fees and disbursements of counsel to and the independent auditors of the Company and Guarantor in connection with the issuance of the Offered Securities;

(c)	the printing and delivery to the Reselling Purchasers of copies of the Prospectus and any amendment or supplement thereto, and the preparing, printing and distributing of any Issuer Free Writing Prospectus to investors or prospective investors; and

(d)	the costs of the Trustee in connection with the issuance of the Offered Securities including the reasonable fees and disbursements of counsel for the Trustee.

XIII.

If this Agreement shall be terminated by the Purchaser(s) because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Guarantor will reimburse the Purchaser(s) for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchaser(s) in connection with the Offered Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company and the Guarantor each acknowledge and agree that (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Reselling Purchasers, on the other, (b) in connection therewith and with the process leading to such transaction each Reselling Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor and (c) no Reselling Purchaser has assumed a fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Reselling Purchaser has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement. The Company and the Guarantor each agree that it will not claim that the Reselling Purchasers, or any of them, owes a fiduciary or similar duty to the Company or the Guarantor in connection with such transaction or the process leading thereto.

EXHIBIT A

OPINION OF GUARANTOR COUNSEL

You shall have received on and as of the Closing Date an opinion or opinions of the General Counsel or Associate General Counsel of the Guarantor, or other counsel reasonably satisfactory to you, subject to customary assumptions and qualifications, to the effect that:

(1)	The Guarantor is validly existing as a société anonyme under the laws of France and has all the requisite corporate power and authority to execute, deliver and perform its obligations under the Offered Securities, the Purchase Agreement, the Indenture, and the Guarantee.

(2)	The Purchase Agreement has been duly authorized, executed and delivered the Guarantor.

(3)	The Indenture has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (hereinafter called the “Trust Indenture Act”).

(4)	Upon due execution, authentication and delivery of the Offered Securities, upon which the text of the Guarantee has been endorsed as contemplated in the Indenture, the Guarantee will constitute a valid and legally binding obligation of the Guarantor with respect to the Offered Securities, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5)	All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Guarantor under the Federal laws of the United Sates, the laws of the State of New York or the laws of the French Republic for the issuance, sale and delivery of the Offered Securities by the Company to the Reselling Purchasers have been obtained or made.

(6)	Neither the Company nor the Guarantor is, or after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(7)	There are no stamp or other similar issuance or transfer taxes or duties imposed or payable in France or the United States or any political subdivision or taxing authority thereof or therein by or on behalf of the Reselling Purchasers in connection with (A) the issuance, sale and delivery of the Offered Securities to or for the account of the Reselling Purchasers in the manner contemplated in the Purchase Agreement or (B) the sale and delivery by the Reselling Purchasers of the Offered Securities to the purchasers thereof in connection with the distribution of the Offered Securities in the manner contemplated in the Purchase Agreement (provided such sale and delivery is not recorded in a deed registered in France).

(8)	The choice of the laws of the State of New York to govern the Purchase Agreement, the Indenture, the Offered Securities and the Guarantee is a valid choice of law, and a French court would uphold such choice of law in any proceeding on the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee brought before it, provided that the relevant content of New York law is duly proved in any such proceedings and that the application of New York law (i) is not found to be contrary to mandatory provisions of the law of any jurisdiction presenting a close connection with the transaction, which under the laws of such jurisdiction are applicable irrespective of the law governing the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee, as the case may be, (ii) is not found to be contrary to a provision of French law whose application to the situation is found mandatory irrespective of the law governing the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee (lois de police) and (iii) is not found to be manifestly contrary to a provision of French international public policy (ordre public international), and provided further that in original actions brought in French courts certain questions of procedural law and public policy would be governed by French law and a French court could set aside the choice of New York law if such choice was held to have been intended to avoid a provision of French law which otherwise would have been mandatorily applicable.

(9)	Under the laws of the State of New York relating to personal jurisdiction, the Guarantor has, pursuant to Section VIII of the Purchase Agreement and Section 114 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to this Purchase Agreement or the transactions contemplated hereby.

(10)	Any final judgment for a sum of money against the Guarantor in relation to the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee rendered by a competent New York court, applying New York law, would be recognized and enforced by competent French courts without a review of the merits, provided that (i) the court rendering the judgment had proper jurisdiction; (ii) fundamental procedural rights were duly complied with by the court rendering the judgment; (iii) the court rendering the judgment applied New York law as the law expressed to be governing the Purchase Agreement, the Indenture, the Offered Securities and the Guarantee, as the case may be; and (iv) the judgment is not (a) contrary to French public policy (ordre public) as applicable in the context of enforcement of foreign judgments or (b) tainted by fraud.

(11)	Such counsel shall also state that they have reviewed the Registration Statement relating to the Securities (File No. 333-[●]) (the “Registration Statement”), the Prospectus included in the Registration Statement (the “Base Prospectus”), the Prospectus Supplement dated [●] (the “Prospectus Supplement”) and documents listed in Schedule [●] (those listed documents, taken together with the Base Prospectus, being referred to as the “Pricing Disclosure Package”) and participated in discussions with representatives of the Company and the Guarantor and their independent accountants and representatives of the Purchasers and their counsel. Between the date of the Prospectus Supplement and the time of the delivery of this letter, such counsel participated in further discussions with representatives of the Purchasers and those of the Company and the Guarantor and their independent accountants, concerning certain matters relating to the Company and the Guarantor and reviewed certificates of certain officers of the Company and the Guarantor, letters addressed to the Reselling Purchasers from the Company’s independent accountants and legal opinions addressed to the Reselling Purchasers from the Guarantor’s group general counsel. On the basis of the information that they gained in the course of the performance of such services, considered in light of their understanding of the applicable law (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Securities Act, such counsel shall confirm to the Reselling Purchasers that, in their opinion, the Registration Statement [as of the date of the Prospectus Supplement], and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Securities and Exchange Commission thereunder. Such counsel shall confirm to the Purchasers that the statements made under the captions “Description of Debt Securities and Guarantee”, “Plan of Distribution” and “Tax Considerations” in the Base Prospectus and under the caption “Description of Notes” and “Underwriting” in the Prospectus Supplement, insofar as they relate to the provisions of documents or of French or United States federal tax law therein described, constitute a fair and accurate summary of such provisions in all material respects. Such counsel shall further state that nothing that came to the attention of such counsel in the course of such review has caused them to believe that, insofar as relevant to the offering of the Securities (i) the Registration Statement, [as of the time of the Prospectus Supplement], contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of [●][A/P].M. on [●],[●][the Applicable Time set forth in the Purchase Agreement], [when considered together with the price to the public and underwriting discount for the Securities set forth on the cover of the Prospectus Supplement and the statements made under caption “Description of Notes” in the Prospectus Supplement,] contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel shall also advise the Reselling Purchasers that nothing came to the attention of such counsel in the course of the procedures described in the second sentence in the preceding paragraph that has caused them to believe that, the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date and time of delivery of such counsel’s letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such opinion may state (1) that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any post-effective amendment thereto, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the fourth sentence of the second preceding paragraph, and (2) that they do not express any opinion or belief as to the financial statements or other financial data derived from the accounting records contained in the Registration Statement, any post-effective amendment thereto, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, as to management’s report of its assessment of the effectiveness of the internal control over financial reporting or the auditors’ report as to the internal control over financial reporting, each as included in the Registration Statement, any post-effective amendment thereto, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued.

(12)	Neither the execution of the Purchase Agreement and the Indenture, nor the issuance of the Offered Securities or the Guarantee, nor the fulfilment of or compliance with the terms and provisions hereof or thereof by the Guarantor, will violate or result in a breach or a default under any of the terms of its statuts, or, to the best of such counsel’s knowledge, any contract or instrument to which it is a party or by which it or its property is bound or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality to which it is subject or by which it or its property is bound, which violation, breach or default would have a material adverse effect on the condition (financial or otherwise) or operations of the Guarantor and its consolidated subsidiaries, taken as a whole, or its ability to perform its obligations under the Purchase Agreement, the Offered Securities, the Indenture or the Guarantee, or the validity of the Offered Securities.

(13)	To the best of such counsel’s knowledge and except as disclosed in the Prospectus, there is no litigation or governmental proceeding pending, or to such counsel’s knowledge threatened, against or affecting the Guarantor, the Company or any of their subsidiaries that would result in a material adverse change in the condition (financial or otherwise) or operations of the Guarantor and its consolidated subsidiaries, taken as a whole, or of the Company and its consolidated subsidiaries, taken as a whole, or the ability of the Guarantor or of the Company to perform its obligations under the Purchase Agreement, the Offered Securities issued by the Company, the Indenture or the Guarantee.

(14)	Neither the execution of the Purchase Agreement and the Indenture, nor the issuance of the Offered Securities, nor the fulfilment of or compliance with the terms and provisions hereof or thereof by the Company, will violate or result in a breach or a default under any of the terms of any contract or instrument to which it is a party or by which it or its property is bound.

EXHIBIT B

OPINION OF COUNSEL TO THE COMPANY

You shall have received on and as of the Closing Date an opinion of Canadian counsel reasonably satisfactory to you, subject to customary assumptions and qualifications, to the effect that:

(1)	The Company is a valid and subsisting corporation under the Business Corporations Act (Alberta) and has the corporate power and capacity to execute, deliver and perform its obligations under the Offered Securities, the Purchase Agreement and the Indenture.

(2)	The Purchase Agreement has been duly authorized and, to the extent execution and delivery are matters governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein (“Alberta Law”), executed and delivered by the Company.

(3)	The Indenture has been duly authorized and, to the extent execution and delivery are matters governed by Alberta Law, executed and delivered by the Company.

(4)	The Offered Securities to be issued by the Company have been duly authorized and, to the extent issue, delivery and authentication are matters governed by Alberta Law, when issued, delivered and authenticated as provided in the Indenture, will be duly and validly issued.

(5)	All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Guarantor under Alberta Law for the issuance, sale and delivery of the Offered Securities by the Company to the Reselling Purchasers have been obtained or made, other than the exemption that will be required to be obtained under the Business Corporations Act (Alberta) prior to the appointment of the trustee under the Indenture to exempt the Indenture from the relevant provisions thereof.

(6)	No stamp or other transfer tax, duties or issuance tax imposed under Alberta Law or by any Canadian federal or Alberta political subdivision or taxing authority are or will be payable by or on behalf of the Reselling Purchasers in connection with (A) the issuance, sale and delivery of the Offered Securities to or for the account of the Reselling Purchasers in the manner contemplated in the Purchase Agreement or (B) the sale and delivery by the Reselling Purchasers of the Offered Securities to the purchasers thereof in connection with the distribution of the Offered Securities in the manner contemplated in the Purchase Agreement.

(7)	In any proceeding in a court of competent jurisdiction in the Province of Alberta (an “Alberta Court”) for the enforcement of the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee as the case may be, the Alberta Court would apply the laws of the State of New York (“New York Law”), in accordance with the parties’ choice of New York Law in the Purchase Agreement, the Indenture, the Offered Securities and the Guarantee, as the case may be, to all issues which under the laws of the Province of Alberta and the federal laws of Canada applicable therein (“Alberta Law”) are to be determined in accordance with the chosen law of the contract, provided that:

(a)	the parties’ choice of New York Law is bona fide and legal and there is no reason for avoiding the choice on the grounds of Alberta public policy, as such term is interpreted under Alberta Law (“Public Policy”), and

(i)	in any such proceeding, and notwithstanding the parties’ choice of law, the Alberta Court:

(ii)	will not take judicial notice of the provisions of New York Law but will only apply such provisions if they are pleaded and proven by expert testimony;

(iii)	will not apply any New York Law and will apply Alberta Law to matters which would be characterized under Alberta Law as procedural;

(iv)	will apply provisions of Alberta Law that have overriding effect;

(v)	will not apply any New York Law if such application would be characterized under Alberta Law as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law or if its application would be contrary to Public Policy; and

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(vi)	will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed.

(8)	An Alberta Court would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in any state or federal court in the Borough of Manhattan, the City of New York, New York, United States of America for a sum certain, obtained against the Company or the Guarantor with respect to a claim arising out of the Purchase Agreement, the Indenture, the Offered Securities or the Guarantee, as applicable (a “New York Judgment”), without reconsideration of the merits:

(a)	provided that:

(i)	the provisions of the Purchase Agreement, the Indenture, the Offered Securities and the Guarantee, as the case may be, respecting service of process on the Company or the Guarantor, as applicable, were complied with when obtaining the New York Judgment;

(ii)	an action to enforce the New York Judgment must be commenced in the Alberta Court within the shorter of the applicable Alberta limitation period or the applicable New York limitation period;

(iii)	the Alberta Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action;

(iv)	the Alberta Court will render judgment only in Canadian dollars; and

(v)	an action in the Alberta Court on the New York Judgment may be affected by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally; and

(b)	subject to the following defenses:

(i)	the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice but the New York Judgment would not be contrary to natural justice by reason only that service of process was effected on the agent for service of process appointed by the Company or the Guarantor pursuant to Section 114 of the Indenture or Article VIII of the Purchase Agreement;

(ii)	the New York Judgment is for a claim which under Alberta Law would be characterized as based on a foreign revenue, expropriatory, penal law or other public law;

(iii)	the New York Judgment is contrary to Public Policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and

(iv)	the New York Judgment has been satisfied or is void under New York Law.

(9)	Neither the execution of the Purchase Agreement and the Indenture, nor the issuance of the Offered Securities, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Company, will violate or result in a breach or a default under any of the terms of its articles of incorporation and by-laws, any Alberta Law, or, to the best of such counsel’s knowledge, any order, writ, injunction or decree of any court or government instrumentality in the Province of Alberta to which the Company is subject or by which it or its property is bound, which violation, breach or default would have a material adverse effect on its condition (financial or otherwise) or operations or its ability to perform its obligations under the Purchase Agreement, the Offered Securities or the Indenture, or the validity of the Offered Securities.

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EXHIBIT C

LETTER OF INDEPENDENT AUDITORS

The letter of the independent auditors for the Company, to be delivered pursuant to Article VI, paragraph (e) of the document entitled Purchase Agreement Standard Provisions (2018 Edition) (the “Standard Provisions”) shall be to the effect that:

(i)	Such auditors are independent registered public accounting firms with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder.

(ii)	In the opinion of such auditors, the consolidated financial statements included in the Annual Report on Form 20-F of the Company most recently filed with the Securities and Exchange Commission (the “Annual Report”) comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the published rules and regulations thereunder.

(iii)	Nothing has come to the attention of such auditors, as a result of performing the procedures specified by the PCAOB for a review of interim financial information as described in PCAOB AS 4105 Review of Interim Financial Information, and other specified procedures not constituting an audit, that caused them to believe that the unaudited interim condensed consolidated financial statements of the Company, if any, incorporated by reference into the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder, or that any material modifications should be made to such unaudited interim condensed consolidated financial statements, for them to be in conformity with International Accounting Standard 34 as issued by the Internal Accounting Standards Board, the standard of IFRS applicable to interim financial reporting.

(iv)	Nothing has come to the attention of such auditors, as a result of making certain inquiries of Company officials and conducting certain other procedures referred to in the letter, that caused them to believe that there was any increase or decrease in certain financial statement items of the Company, except in all instances for increases or decreases that the Registration Statement discloses have occurred or may occur, as compared to the amounts shown on the consolidated financial statements mentioned in (ii) or (iii) above (as applicable), provided the letter is issued less than 135 days from the date of such financial statements.

If 135 days or more have elapsed from the date of the most recent audited consolidated financial statements or the most recent unaudited condensed consolidated financial statements with respect to which the auditors have performed the procedures specified by the PCAOB for a review of interim financial information, the letter of the independent auditors shall refer to statements made by the Company’s management as to item (iv) above.

(v)	Such auditors have performed other procedures that are customary for auditors’ comfort letters in registered debt offerings as required by the Reselling Purchaser(s).

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